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                                                                    EXHIBIT 23.2

[PRICEWATERHOUSECOOPERS LOGO]

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Tiffany & Co. (the "Company") on Form S-3 of our report, dated March 3, 1998, on our audits of the consolidated financial statements and financial statement schedule of the Company as of January 31, 1998 and 1997 and for each of the three years in the period ended January 31, 1998, which report is incorporated by reference in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."





PricewaterhouseCoopers LLP

/s/

New York, New York
January 6, 1999